Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA - Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby
212-896-1214 / 212-896-1236
jcorbin@kcsa.com / mcsaby@kcsa.com

FOR:	PM-PR Media consultants
CONTACT:	Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

 Ampal-American Israel Corporation Reports 2010 Fourth Quarter and Year End
 Results

Tel Aviv – March 17, 2011 - Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company with experience in acquiring interests in various businesses with emphasis in recent years on energy and related fields, today reported its financial results for the year ended December 31, 2010.

For the year ended December 31, 2010 revenues were $505.0 million, compared to revenues of $425.8 million for the same period in 2009.

For the year ended December 31, 2010, Ampal recorded a consolidated net loss of $(44.7) million, or $(0.80) per diluted share, as compared to a net loss of $(19.5) million, or $(0.35) for the same period in 2009.

The net loss for the year includes the unfavorable impact of approximately ($24.1) million due to the effect of a translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and the increase of the Israeli Consumer Price Index. Also included are accounting losses totaling approximately ($31.4) million from the Price Purchase Allocation and intangible asset amortizations of Ampal and Ampal's holdings. Excluding these items, there was a gain of approximately $10.8 million for the year1.

1  The translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and the increase of the Israeli Consumer Price Index and the accounting expenses from the Price Purchase Allocation and intangible asset amortizations are non-GAAP financial measures, and a reconciliation of these measures to translation and interest expense and depreciation and amortization expense is provided in this press release.

Ampal ended the year with total assets of $1,397.7 million and shareholders' equity of $185.2 million, as compared to $960.0 million and $216.6 million respectively, at December 31, 2009.

For the fourth quarter ended December 31, 2010, Ampal reported revenues of $138.3 million, as compared to revenues of $90.6 million for the fourth quarter ended December 31, 2009.

For the fourth quarter ended December 31, 2010, Ampal reported a consolidated net loss of $(9.0) million, or $(0.16) per diluted share, as compared to a net loss of $(0.2) million, or $(0.00) per diluted share for the fourth quarter ended December 31, 2009.

The net loss for the quarter includes the unfavorable impact of approximately ($15.1) million due to the effect of a translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and the increase of the Israeli Consumer Price Index. This number also includes the accounting loss totaling approximately ($1.4) million from the Price Purchase Allocation and intangible asset amortizations of Ampal and Ampal's holdings. Excluding these items, there was a gain of approximately $7.5 million for the three months ended December 31, 2010.

As of December 31, 2010, Ampal had cash, cash equivalents, other financial investments and deposits of $91.6 million.

Gadot Chemical Tankers and Terminals Ltd. (“Gadot”) results for the year ended December 31, 2010 were as follows:

•	Revenues increased by 20% from $414 million to $497 million compared to the year ended December 31, 2009.

•	Gross profit increased by 11.4% from $40.4 million to $45.1 million.

•	Adjusted EBITDA increased from $25 million to $26 million.

COMPANY'S PRESENTATION

The Company’s investments presentation will be available via the Internet at the Company’s website at http://www.ampal.com.

CONFERENCE CALL

Ampal's management will be hosting conference calls to discuss the year end results on Monday, March 21, 2011, as detailed below:

The Hebrew call will take place on Monday, March 21, 2011at 14:30 Israel time (08:30 AM ET).

To access the conference call, participants are welcome to use the following access number: +972-3-9180685

The English call will take place on Monday, March 21, 2011 at 16:00 Israel time (10:00 AM ET).

To access the conference call, participants are welcome to use the following access numbers:

U.S. Dial in number - 1-888-668-9141
UK Dial in number - 0-800-917-9141
Israel and International Dial in number - + 972-3-9180687

A replay of the calls will be available on Ampal’s web site (www.ampal.com) approximately three hours after both conference calls are completed.

FINANCIAL HIGHLIGHTS
(In thousands, except earnings per share)

	Year Ended December 31,		Three Months Ended December 31,
	2010	2009	2010	2009
Revenues	$504,962	$425,756	$138,309	$90,633
Net gain (loss)	$(44,742)	$(19,481)	$(8,968)	$(232)
Basic EPS gain (loss) per Class A share	$(0.80)	$(0.35)	$(0.16)	$(0.00)

	December 31, 2010	December 31, 2009
Total Assets	$1,397,675	$960,041
Shareholders' Equity	$185,225	$216,629

RECONCILIATION OF REVENUES AND EXPENSES TO ADJUSTED EBITDA FOR GADOT (U.S. Dollars in millions)

	Year Ended December 31, 2010 (Unaudited)	Year Ended December 31, 2009 (Unaudited)
Revenues	497	414
Expenses	(452)	(374)
Profit	45	40
Marketing, sales, general, administrative and other expenses	(40)	(33)
Depreciation and amortization	17	18
EBITDA	22	25
Non-recurring and stock compensation expenses	4	*
Adjusted EBITDA	26	25

* Less than 1.

Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non-recurring expenses.

Management believes adjusted EBITDA for Gadot to be a meaningful indicator of its performance that provides useful information to investors regarding its financial condition and results of operations. Presentation of adjusted EBITDA is a non-GAAP financial measure commonly used by management to measure operating performance. While management considers adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. Adjusted EBITDA does not reflect cash available to fund cash requirements. Not all companies calculate adjusted EBITDA in the same manner, and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

RECONCILIATION OF TRANSLATION AND INTEREST EXPENSES TO TRANSLATION LOSS (U.S. Dollars in millions)

	Year Ended December 31, 2010 (Unaudited)	Year Ended December 31, 2009 (Unaudited)

Translation and interest expenses	$64	$28
Gain (loss) from SWAP agreements	$2	$6
Interest expense	$(42)	$(28)
Translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and linkage to the Israeli Consumer Price Index	$24	$6

RECONCILIATION OF DEPRECIATION AND AMORTIZATION EXPENSE TO PRICE PURCHASE ALLOCATION AND INTANGIBLE ASSET AMORTIZATION EXPENSE (U.S. Dollars in millions)

	Year Ended December 31, 2010 (Unaudited)	Year Ended December 31, 2009 (Unaudited)

Depreciation and amortization expense from continuing operations	$18	$15
Depreciation and amortization expense from discontinued operations	$34	$0
Depreciation expense	$(21)	$(8)
Price Purchase Allocation and intangible asset amortizations expense	$31	$7

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq and Egypt, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.